Exhibit 10.4

NON-EMPLOYEE DIRECTOR COMPENSATION

• Board membership	$50,000 restricted stock grant with a 1 year vesting period
• Board Chairman	$20,000 restricted stock grant with a 1 year vesting period and $48,000 per year (paid $12,000 per quarter) cash compensation

• Corporate Governance Committee Members	$20,000 per year (paid $5,000/quarter) cash compensation
• Corporate Governance Committee Chairman	$45,000 per year (paid $11,250/quarter) cash compensation

• Audit Committee Members	$20,000 per year (paid $5,000/quarter) cash compensation
• Audit Committee Chairman	$40,000 per year (paid $10,000/quarter) cash compensation

• Compensation Committee Members	$8,000 per year (paid $2,000/quarter) cash compensation
• Compensation Committee Chairman	$20,000 per year (paid $5,000/quarter) cash compensation